                                                                      EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 26, 1998 on the Santa Fe Pacific Gold Corporation Retirement and Savings Plan, included in this Form 11-K for the one day period ended January 1, 1998.



/s/ Arthur Andersen LLP

Denver, Colorado,
August 6, 1998